UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
May 18, 2016
Steadfast Apartment REIT III, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-207952	47-4871012
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.
Acquisition of Carriage House Apartments
On May 19, 2016 (the “Closing Date”), Steadfast Apartment REIT III, Inc. (the “Company”), through STAR III Carriage House, LLC (“STAR III Carriage House”), an indirect wholly-owned subsidiary of the Company, acquired from an unaffiliated third-party seller a fee simple interest in a 136-unit multifamily residential community located in Gurnee, Illinois, commonly known as Carriage House Apartments (the “Carriage House Property”). On May 18, 2016, Steadfast Asset Holdings, Inc., an affiliate of the Advisor (as defined below), assigned to STAR III Carriage House the Purchase and Sale Agreement, dated April 6, 2016, as amended, for the purchase of the Carriage House Property. The Company believes the Carriage House Property is adequately insured.

STAR III Carriage House acquired the Carriage House Property for an aggregate purchase price of $7,600,000, exclusive of closing costs. STAR III Carriage House financed the acquisition of the Carriage House Property with a combination of (1) proceeds from the Company’s ongoing public offering and (2) a loan in the aggregate principal amount of $5,700,000 (the “Carriage House Loan”) from PNC Bank, National Association (the “Lender”), pursuant to the requirements of the Fannie Mae Structured ARM (“SARM”) Conventional product line, as evidenced by the Multifamily Loan and Security Agreement (the “Loan Agreement”) and the Multifamily Note (the “Note” and, together with the Loan Agreement, the Mortgage, the Environmental Indemnity and the Guaranty, each described in Item 2.03 below, the “Loan Documents”). For additional information on the terms of the Carriage House Loan, see Item 2.03 below.

The Carriage House Property was constructed in 1970 and consists of 17 two-story garden-style apartment buildings and a maintenance building situated on an approximately 8.4-acre site. The Carriage House Property is comprised of 134 one-bedroom and 2 two-bedroom apartment homes that average 653 square feet with an average monthly rent of $741. Apartment amenities at the Carriage House Property include a kitchen appliance package with electric range/oven and refrigerator, oak cabinets and formica counter tops, air conditioning delivered through wall sleeve units and heat delivered through hot water baseboards. Property amenities at the Carriage House Property include a swimming pool, a pool house with locker room/restrooms, in-building laundry facilities, and a picnic area. As of May 18, 2016, the Carriage House Property was approximately 98% occupied.

An acquisition fee of approximately $160,000 was earned by Steadfast Apartment Advisor III, LLC (the “Advisor”) in connection with the acquisition of the Carriage House Property.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Management of the Carriage House Property
On the Closing Date, STAR III Carriage House and Steadfast Management Company, Inc. (“Steadfast Management”), an affiliate of the Advisor, entered into a Property Management Agreement (the “Management Agreement”) under which Steadfast Management serves as the exclusive manager and leasing agent of the Carriage House Property. Pursuant to the Management Agreement, STAR III Carriage House is to pay Steadfast Management a monthly management fee in an amount equal to 3% of the Carriage House Property’s gross collections for such month in addition to an incentive management fee equal to 1% of total collections based on performance metrics (as defined in the Management Agreement). The Management Agreement has an initial term that expires on May 19, 2017, and will continue thereafter on a month-to-month basis unless either party gives 60-days prior written notice of its desire to terminate the Management Agreement. STAR III Carriage House may terminate the Management Agreement at any time upon 30-days prior written notice to Steadfast Management in the event of the gross negligence, willful misconduct or bad acts of Steadfast Management or any of Steadfast Management’s employees. Either party may terminate the Management Agreement due to a material breach of the other party’s obligations under the Management Agreement that remains uncured for 30 days after notification of such breach.

On the Closing Date, STAR III Carriage House also entered into a Construction Management Services Agreement (the “Construction Services Agreement”) with Pacific Coast Land & Construction, Inc. (“PCL”), an affiliate of the Advisor. Pursuant to the Construction Services Agreement, PCL will provide construction management services with respect to capital improvements and renovations to be undertaken from time to time at the Carriage House Property, for which it will be paid a construction management fee in an amount equal to 6% of the total cost of the improvements and renovations (as defined in the Construction Services Agreement). In addition to the construction management fee, if PCL provides additional staffing for an improvement or renovations, STAR III Carriage House will reimburse PCL for all costs associated with such staffing. The Construction Services Agreement may be terminated by either party with 30-days prior written notice to the other party.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of the Carriage House Property, STAR III Carriage House borrowed $5,700,000 from the Lender pursuant to the Loan Documents. The Carriage House Loan has a 120-month term with a maturity date of June 1, 2026 (the “Maturity Date”). STAR III Carriage House paid a loan origination fee of $57,000 to the Lender in connection with the Carriage House Loan.

Beginning July 1, 2016, and continuing until the Maturity Date, a monthly interest payment on the outstanding principal balance of the Carriage House Loan accrues at the one-month London Interbank Offered Rate (LIBOR) plus 2.47%, and is due and payable on the first date of each month, as further described in the Loan Agreement. Beginning July 1, 2019 and continuing until the Maturity Date, a monthly payment of principal and interest is due and payable on the first date of each month, as further described in the Note. The entire outstanding principal balance and any accrued and unpaid interest on the Carriage House Loan is due and payable in full on the Maturity Date.

STAR III Carriage House may voluntarily prepay the Carriage House Loan and related sums due to the Lender following the first year of the Carriage House Loan, provided that STAR III Carriage House provides the Lender with prior notice of such prepayment and pays a prepayment fee, all in accordance with the terms of the Loan Agreement.

The performance of the obligations of STAR III Carriage House under the Carriage House Loan is secured by a Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing with respect to the Carriage House Property (the “Mortgage”). Additionally, pursuant to an Assignment of Management Agreement, STAR III Carriage House assigned all of its rights under the Management Agreement to the Lender upon an event of default under any of the Loan Documents.

In connection with the acquisition of the Carriage House Property, STAR III Carriage House also entered into an Environmental Indemnity Agreement (the “Environmental Indemnity”), pursuant to which STAR III Carriage House agreed to indemnify, defend and hold harmless the Lender and certain other parties identified in the Environmental Indemnity, from and against any actions, damages, claims or other liabilities that the Lender or such other parties may suffer or incur as a result of, among other things, (1) the actual or alleged presence of certain hazardous substances on or under the Carriage House Property or any other property from which hazardous materials derived or allegedly derived from the Carriage House Property, (2) any actual or alleged violation of any environmental laws applicable to the Carriage House Property, (3) any breach of any representation or warranty made in the Environmental Indemnity by STAR III Carriage House, (4) any failure by STAR III Carriage House to perform any of its obligations under the Environmental Indemnity, (5) any remedial work as defined in the Environmental Indemnity or (6) the existence or alleged existence of any prohibited activity or condition as defined in the Environmental Indemnity.

The Company entered into a Guaranty of Non-Recourse Obligations (the “Guaranty”) in connection with the Carriage House Loan. The Company absolutely, unconditionally and irrevocably guarantees to the Lender the full and prompt payment and performance when due of all amounts for which STAR III Carriage House is personally liable under the Loan Documents, in addition to all costs and expenses incurred by the Lender in enforcing such Guaranty.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On May 23, 2016, the Company distributed a press release announcing the acquisition of the Carriage House Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The Company’s board of directors approved and authorized a daily distribution to stockholders of record as of the close of business on each day of the period commencing on the day the Company acquires its first multifamily property, which was May 19, 2016, and ending on August 31, 2016. The distributions will be equal to $0.004098 per share of the Company’s Class A common stock and $0.003366 per share of the Company’s Class T common stock. The distributions for each record date in May 2016, June 2016, July 2016 and August 2016 will be paid in June 2016, July 2016, August 2016 and September 2016, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Item 9.01    Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements for the acquisition of the real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements, if required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.
(b) Pro Forma Financial Information.

See Paragraph (a) above.
(d) Exhibits.

Exhibit	Description

10.1
Purchase and Sale Agreement, made and entered into as of April 6, 2016, by and between Steadfast Asset Holdings, Inc. and Ashford Properties, LLC, Series D-Gurnee Partners at Carriage House, with Chicago Title Company, in its capacity as the title company

10.2	First Amendment to Purchase and Sale Agreement, made as of May 11, 2016, by and between Steadfast Asset Holdings, Inc. and Ashford Properties, LLC, Series D-Gurnee Partners at Carriage House

10.3	Assignment and Assumption of Purchase Agreement, dated as of May 18, 2016, by and between Steadfast Asset Holdings, Inc. and STAR III Carriage House, LLC

10.4	Property Management Agreement, entered into as of May 19, 2016, by and between Steadfast Management Company, Inc. and STAR III Carriage House, LLC

10.5	Construction Management Services Agreement, entered into as of May 19, 2016, by and between STAR III Carriage House, LLC and Pacific Coast Land & Construction, Inc.

10.6	Multifamily Note, made as of May 19, 2016, by STAR III Carriage House, LLC, in favor of PNC Bank, National Association

10.7	Multifamily Loan and Security Agreement, made as of May 19, 2016, by and between STAR III Carriage House, LLC and PNC Bank, National Association

10.8
Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 19, 2016, by STAR III Carriage House, LLC to and for the benefit of PNC Bank, National Association

10.9	Environmental Indemnity Agreement, dated as of May 19, 2016, by STAR III Carriage House, LLC to and for the benefit of PNC Bank, National Association

10.10	Guaranty of Non-Recourse Obligations, dated as of May 19, 2016, by Steadfast Apartment REIT III, Inc. to and for the benefit of PNC Bank, National Association

10.11	Assignment of Management Agreement, dated as of May 19, 2016, by and among STAR III Carriage House, LLC, PNC Bank, National Association and Steadfast Management Company, Inc.

99.1	Press release, dated May 23, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT III, INC.

Date:	May 23, 2016	By:	/s/ Ella S. Neyland
Ella S. Neyland
President